Exhibit 3.1

HARCO LABORATORIES, INCORPORATED

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

The undersigned officer of Harco Laboratories, Incorporated, a corporation organized and existing under the laws of the State of Connecticut (the “Corporation”), hereby certifies pursuant to the Business Corporation Act of the State of Connecticut, as amended from time to time (the “Act”), that:

1.	The name of the Corporation is Harco Laboratories, Incorporated.

2.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Connecticut on September 23, 1954 and was amended on October 26, 1993, July 26, 2004 and November 3, 2004 (the “Certificate”).

3.	This Amended and Restated Certificate of Incorporation of the Corporation is being filed in accordance with the provisions of the Act and amends the Corporation’s Certificate as follows:

Paragraph FIRST shall be deleted in its entirety and the following Paragraph FIRST shall be substituted in its stead:

FIRST: That the name of the Corporation is Harco Laboratories, Incorporated.

Paragraph SECOND shall be deleted in its entirety and the following Paragraph SECOND shall be substituted in its stead:

SECOND: The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Connecticut, as amended (the “Act”).

Paragraph THIRD shall be deleted in its entirety and the following Paragraph THIRD shall be substituted in its stead:

THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is Four Thousand Eight Hundred (4,800) shares of Common Stock, $1.00 par value, itemized by class as follows:

Class	Number
Class A Common Stock	1,200

Class B Common Stock	3,600

The entire voting power of the Corporation shall be vested in the Class A Common Stock, except in the case of those actions for which the vote of any other class of stock shall be required by the Act. Except with respect to voting power, the terms, limitations and relative rights and preferences of the Corporation’s Class A Common Stock and Class B Common Stock shall be identical.

Paragraph FOURTH shall be deleted in its entirety and the following Paragraph FOURTH shall be substituted in its stead:

FOURTH: The address of the Corporation’s current registered office is 1100 Summer Street, Stamford, Connecticut 06905, and the name of its current registered agent at such address is Robert P. Masotti.

Paragraph FIFTH shall be deleted in its entirety and the following Paragraph FIFTH shall be substituted in its stead:

FIFTH: The personal liability of any director to the Corporation or its shareholders for monetary damages for breach of duty as a director is hereby limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director; (b) enable the director or an associate, as defined in subdivision (2) of Section 33-840 of the Act, to receive an improper personal economic gain; (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation; or (e) create liability under Section 33-757 of the Act. Any lawful repeal or modification of this provision shall not adversely affect any right or protection of a director existing at or prior to the time of such repeal or modification.

Paragraph SIXTH shall be deleted in its entirety and the following Paragraph SIXTH shall be substituted in its stead:

SIXTH: (a) The Corporation shall, to the fullest extent permitted by the Act, indemnify its directors and officers for liability (including any obligation to pay a judgment,

settlement, penalty, fine or excise tax, or reasonable expenses incurred with respect to any proceeding) to any person for any action taken, or any failure to take any action, as a director or officer, except liability that (i) involved a knowing and culpable violation of law by the director or officer; (ii) enabled the director or officer or an associate, as defined in subdivision (2) of Section 33-840 of the Act, to receive an improper personal economic gain; (iii) showed a lack of good faith and a conscious disregard for the duty of the director or officer to the Corporation under circumstances in which the director or officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s or officer’s duty to the Corporation; or (v) created liability under Section 33-757 of the Act. For purposes of this Article, a “proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal. Any lawful repeal or modification of this provision shall not adversely affect any right or protection of a director or officer existing at or prior to the time of such repeal or modification. The indemnification provided for herein shall not be deemed exclusive of any other rights to indemnification, whether under the Bylaws or any agreement, by vote of shareholders or disinterested directors or otherwise.

(b) The indemnification rights provided in this Article shall inure to the benefit of the heirs, executors and administrators of the director or officer.

(c) Expenses incurred by a director or officer in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Corporation as authorized by the Act.

(d) For purposes of Article and the Article preceding, references to directors and officers shall include former directors and officers.

The AMENDMENT filed on October 26, 1993 shall be deleted in its entirety.

The AMENDMENT filed on July 26, 2004 titled “SCHEDULE A” shall be deleted in its entirety.

The AMENDMENT filed on November 3, 2004 shall be deleted in its entirety.

4.	The Corporation’s Certificate, as amended, is hereby restated in its entirety to read as follows:

HARCO LABORATORIES, INCORPORATED

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

FIRST: That the name of the Corporation is Harco Laboratories, Incorporated.

SECOND: The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of the State of Connecticut, as amended (the “Act”).

THIRD: The aggregate number of shares which the Corporation shall have the authority to issue is Four Thousand Eight Hundred (4,800) shares of Common Stock, $1.00 par value, itemized by class as follows:

Class	Number
Class A Common Stock	1,200

Class B Common Stock	3,600

The entire voting power of the Corporation shall be vested in the Class A Common Stock, except in the case of those actions for which the vote of any other class of stock shall be required by the Act. Except with respect to voting power, the terms, limitations and relative rights and preferences of the Corporation’s Class A Common Stock and Class B Common Stock shall be identical.

FOURTH: The address of the Corporation’s current registered office is 1100 Summer Street, Stamford, Connecticut 06905, and the name of its current registered agent at such address is Robert P. Masotti.

FIFTH: The personal liability of any director to the Corporation or its shareholders for monetary damages for breach of duty as a director is hereby limited to the amount of the compensation received by the director for serving the Corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director; (b) enable the director or an associate, as defined in subdivision (2) of Section 33-840 of the Act, to receive an improper personal economic gain; (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Corporation; or (e) create liability under Section 33-757 of the Act. Any lawful repeal or modification of this provision shall not adversely affect any right or protection of a director existing at or prior to the time of such repeal or modification.

SIXTH: (a) The Corporation shall, to the fullest extent permitted by the Act, indemnify its directors and officers for liability (including any obligation to pay a judgment,

settlement, penalty, fine or excise tax, or reasonable expenses incurred with respect to any proceeding) to any person for any action taken, or any failure to take any action, as a director or officer, except liability that (i) involved a knowing and culpable violation of law by the director or officer; (ii) enabled the director or officer or an associate, as defined in subdivision (2) of Section 33-840 of the Act, to receive an improper personal economic gain; (iii) showed a lack of good faith and a conscious disregard for the duty of the director or officer to the Corporation under circumstances in which the director or officer was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (iv) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s or officer’s duty to the Corporation; or (v) created liability under Section 33-757 of the Act. For purposes of this Article, a “proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal. Any lawful repeal or modification of this provision shall not adversely affect any right or protection of a director or officer existing at or prior to the time of such repeal or modification. The indemnification provided for herein shall not be deemed exclusive of any other rights to indemnification, whether under the Bylaws or any agreement, by vote of shareholders or disinterested directors or otherwise.

(b) The indemnification rights provided in this Article shall inure to the benefit of the heirs, executors and administrators of the director or officer.

(c) Expenses incurred by a director or officer in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that such director or officer is not entitled to be indemnified by the Corporation as authorized by the Act.

(d) For purposes of Article and the Article preceding, references to directors and officers shall include former directors and officers.

5.	This Amended and Restated Certificate of Incorporation was duly approved by the Board of Directors of the Corporation by a unanimous written consent dated as of October 4th, 2011 and was duly adopted by the shareholders of the Corporation by a written consent dated as of October 4th, 2011 in the manner required by Sections 33-600 to 33-998 of the Act, and by the Certificate of Incorporation. The number of shares entitled to vote on the adoption of the Amended and Restated Certificate of Incorporation was 1,200 shares of Class A Common Stock, all of which voted for the Amended and Restated Certificate of Incorporation.

6.	This Amended and Restated Certificate of Incorporation of the Corporation consolidates all amendments into a single document.

7.	This Amended and Restated Certificate of Incorporation of the Corporation shall become effective upon filing.

IN WITNESS WHEREOF, this Certificate has been executed this 4th day of October, 2011.

HARCO LABORATORIES, INCORPORATED

By:	_/s/ Robert P. Massotti
Robert P. Masotti Its President